UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 25, 2015

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.    Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References to “we,” “us”, and “our” mean BioTime, Inc. and its subsidiaries unless the context otherwise indicates.  In this regard, references to “we,” “us”, and “our” in the context of rights or obligations under any contract or agreement mean BioTime, Inc. only and not its subsidiaries.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

BioTime has entered into a series Stock Purchase Agreements to sell up to $20.7 million of common shares in a registered direct offering to select investment funds in Israel that hold shares of companies that are included within certain stock indexes of the Tel Aviv Stock Exchange (the “TASE”). The price per share will be determined with reference to the closing price of BioTime common shares on the TASE on the trading day immediately preceding the first day on which BioTime common shares enter the TASE stock indexes.  The sale of the common shares is expected to close on or about October 1, 2015, subject to the satisfaction of customary closing conditions. The amount of aggregate proceeds from the sale and the total number of shares sold will depend upon the market price of BioTime common shares and the number of BioTime common shares the investment funds need to purchase from BioTime to put their portfolios in balance with the TASE stock indexes that they track. BioTime will pay Union Underwriting & Finances Ltd an investment banking fee in the amount of 1% of the aggregate purchase price of the common shares sold.  Union Bank Trust Co. Ltd will serve as Escrow Agent for the deposit and disbursement of the purchase price of the shares sold in the offering.

BioTime intends to use the net proceeds from the sale to finance clinical trials of products under development, to finance research and development programs, and for general working capital corporate purposes. BioTime may invest a portion of the proceeds in one or more of its subsidiaries.

The common shares offered by BioTime in the registered direct offering are being offered and sold pursuant to a prospectus supplement dated as of September 25, 2015, which has been filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from BioTime’s shelf registration statement on Form S-3 (File No. 333-201824), which became effective on February 12, 2015, and the base prospectus dated February 12, 2015.  Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov.

Section 9-Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement
10.2	Form of Escrow Agreement
10.3	Letter Agreement with Union Underwriting & Finances Ltd
99.1	Press release, dated September 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015	BIOTIME, INC.

	By:	/s/Robert W. Peabody
Senior Vice President and Chief Financial Officer

Exhibit Number	Description
10.1	Form of Stock Purchase Agreements
10.2	Form of Escrow Agreement
10.3	Letter Agreement with Union Underwriting & Finances Ltd
99.1	Press release, dated September 25, 2015